EXHIBIT 5

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 $ BROWARD (954) 463-5440
                               FAX (305) 789-3395

------------------------------ ----------------------------- -------------------------------- ----------------------------------

E. RICHARD ALHADEFF            THEODORE A. JEWELL            STEVEN D. RUBIN                            OWEN S. FREED
LOUISE JACOWITZ ALLEN          SHARON LEE JOHNSON            MIMI L. SALL                              SENIOR COUNSEL
STUART D. AMES                 MICHAEL I. KEYES              NICOLE S. SAYFIE
ALEXANDER ANGUEIRA             ROBERT T. KOFMAN              RICHARD E. SCHATZ                         DAVID M. SMITH
LAWRENCE J. BAILIN             CHAD K. LANG                  DAVID M. SEIFER                         LAND USE CONSULTANT
PATRICK A. BARRY               FRANK J. LOPEZ                JOSE G. SEPULVEDA
SHAWN BAYNE                    TERRY M. LOVELL               JAY B. SHAPIRO
SUSAN FLEMING BENNETT          JOY SPILLIS LUNDEEN           MARTIN S. SIMKOVIC                         TAMPA OFFICE
LISA K. BERG                   GEOFFREY MacDONALD            CURTIS H. SITTERSON                         SUITE 2200
MARK J. BERNET                 MICHAEL C. MARSH              RONNI D. SOLOMON                     SUNTRUST FINANCIAL CENTRE
HANS C. BEYER                  BRIAN J. McDONOUGH            MARK D. SOLOV                         401 EAST JACKSON STREET
MATTHEW W. BUTTRICK            ANTONIO R. MENENDEZ           EUGENE E. STEARNS                      TAMPA, FLORIDA 33602
ELLEN I. CHO                   FRANCISCO J. MENENDEZ         JENNIFER D. STEARNS                      ----------------
SETH THOMAS CRAINE             ALISON W. MILLER              BRADFORD SWING                            (813) 223-4800
PETER L. DESIDERIO             VICKI LYNN MONROE             SUSAN J. TOEPFER
MARK P. DIKEMAN                HAROLD D. MOOREFIELD, JR.     ANNETTE TORRES
DREW M. DILLWORTH              JOHN N. MURATIDES             DENNIS R. TURNER                      FORT LAUDERDALE OFFICE
SHARON QUINN DIXON             JOHN K. OLSON                 RONALD L. WEAVER                            SUITE 1900
ALAN H. FEIN                   JAY P. W. PHILP               ROBERT I. WEISSLER                  200 EAST BROWARD BOULEVARD
ANGELO M. FILIPPI              DAVID C. POLLACK              PATRICIA G. WELLES                FORT LAUDERDALE, FLORIDA 33301
ROBERT E. GALLAGHER, JR.       DARRIN J. QUAM                THOMAS H. WILLIAMS, JR.                  ----------------
CHAVA E. GENET                 JOHN M. RAWICZ                MARTIN B. WOODS                           (954) 462-9500
LATASHA A. GETHERS             PATRICIA A. REDMOND           KARA PLUNKETT YANGUEZ
PATRICIA K. GREEN              ELIZABETH G. RICE
JOSEPH K. HALL                 GLENN M. RISSMAN
ALICE R. HUNEYCUTT             DAVID A. ROTHSTEIN
RICHARD B. JACKSON             BETTY CHANG ROWE

                                                  October 29, 1999

Jose M. Sariego, Esq.
Senior Vice President - General Counsel
MasTec, Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122-1205

                  Re:      REGISTRATION STATEMENT ON FORM S-3 OF MASTEC, INC.

Dear Mr. Sariego:

         We have acted as counsel to MasTec, Inc., a Florida corporation (the "Corporation"), in connection with the proposed public offering of 2,500,000 shares (the "Firm Shares") of the Corporation=s common stock, $.10 par value per share (the "Common Stock"), and up to an additional 375,000 shares (the "Option Shares") of Common Stock subject to an over-allotment option granted to the several underwriters of such public offering. The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares." The Shares are being offered by the Corporation and Jorge Mas Holdings I Limited Partnership, a Texas limited partnership (the "Selling Shareholder"). The Corporation has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of the Shares. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

Jose M. Sariego, Esq.
October 29, 1999
Page 2

         In connection with this opinion, we have examined (i) the Articles of Incorporation and Bylaws of the Corporation, as amended to date, (ii) an executed copy of the Registration Statement, together with the exhibits and schedules thereto, in the form filed with the Commission, (iii) the minute books and other records of corporate proceedings of the Corporation through the date hereof, as made available to us by officers of the Corporation and (iv) such other documents and proceedings as we have considered necessary or appropriate for the purposes of this opinion.

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         We have also assumed the legal capacity of all natural persons, the authority of such persons signing on behalf of parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to certain factual matters material to the opinion expressed herein, we have also relied, to the extent we deemed proper, upon representations, warranties and statements as to factual matters of officers and other representatives of the Corporation and the Selling Shareholder. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than law of the State of Florida and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that:

         (1) The Firm Shares have been duly authorized and, when issued and paid for as contemplated by the Registration Statement and countersigned by a transfer agent and duly registered by a registrar for the Common Stock, the Shares will be validly issued, fully paid and non-assessable; and

         (2) The Option Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the Shares and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and

Jose M. Sariego, Esq.
October 29, 1999
Page 3

no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption ALegal Matters.@ In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                STEARNS WEAVER MILLER WEISSLER
                                ALHADEFF & SITTERSON, P.A.